EXHIBIT 23.4


                     Consent of Simpson Thacher & Bartlett


December 28, 2000



We hereby consent to the filing of our opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Material United States Federal Income Tax Consequences of the Merger" and "Legal Matters" in the prior Registration Statement on Form S-4 (SEC File No. 333-30184) incorporated by reference into this Registration Statement.


                                        /s/ Simpson Thacher & Bartlett
                                        ------------------------------
                                        Simpson Thacher & Bartlett